UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	N/A
(Province or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1 Hershey Drive

Smiths Falls, Ontario K7A 0A8

Canada

(Address of principal executive offices)

Canopy Growth Corporation Amended and Restated Omnibus Incentive Plan

Canopy Growth Corporation Employee Stock Purchase Plan

(Full title of plan)

CT Corporation System

1015 15th Street N.W., Suite 1000

Washington DC 20005

(Name and address of agent for service)

(202) 572-3100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares issuable under the Canopy Growth Corporation Amended and Restated Omnibus Incentive Plan	51,047,572(1)	$30.78(3)	$1,571,244,266.16	$190,434.81
Common shares issuable under the Canopy Growth Corporation Employee Stock Purchase Plan	400,000(2)	$42.60(4)	$17,040,000	$2,065.25
TOTAL	51,447,572		$1,588,284,266.16	$192,500.06

(1)

Represents the maximum number of common shares (the “Common Shares”) of Canopy Growth Corporation (the “Registrant”) issuable upon exercise or redemption of awards under the Canopy Growth Corporation Amended and Restated Omnibus Incentive Plan (the “Amended and Restated Plan”).

(2)	Represents the maximum number of Common Shares of the Registrant that may be offered under the Canopy Growth Corporation Employee Stock Purchase Plan (the “ESPP”).
(3)

The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average high and low prices for the Common Shares on January 17, 2019, as quoted on the New York Stock Exchange.

(4)

The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) based on the average high and low prices for the Common Shares on January 17, 2019, as quoted on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) Common Shares of the Registrant issuable pursuant to the exercise or redemption of awards under the Amended and Restated Plan and (ii) Common Shares of the Registrant that may be offered under the ESPP.

On September 15, 2017, the Registrant’s shareholders authorized, among other things, the adoption of the ESPP.

On July 30, 2018, the Registrant’s shareholders authorized, among other things, the adoption of the Amended and Restated Plan.

This Registration Statement on Form S-8 registers (i) 51,047,572 Common Shares issuable upon the exercise or redemption of awards under the Amended and Restated Plan and (ii) 400,000 Common Shares issuable under the ESPP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Act and Note 1 to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Act and Note 1 to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Documents By Reference.

The following documents which have been and will in the future be filed by the Registrant with the United States Securities and Exchange Commission (the “SEC”) are incorporated into this Registration Statement by reference:

(a)	Our Annual Report on Form 40-F for the year ended March 31, 2018, as filed with the SEC on June 28, 2018;

(b)	All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 2018.

(c)

The description of the Common Shares contained in our Registration Statement on Form 40-F, as filed with the SEC on May 16, 2018, including any amendment or report filed for the purpose of amending such description.

In addition, all reports and documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, and any Form 6-K furnished by us during such period or portions thereof that are identified in such Form 6-K as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of each such document.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “CBCA”) the Registrant may indemnify a director or officer, a former director or officer or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his conduct was lawful. Further, the Registrant may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills conditions (i) and (ii) above. An individual as described above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity, as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything the individual ought to have done, and he fulfills conditions (i) and (ii) above.

In accordance with the CBCA, the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, provided that (i) (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual’s conduct was lawful. The by-laws of the Registrant further obligates the Registrant to advance moneys to a director, officer or other individual for the costs, charges and expenses of proceeding referred to above, subject to the repayment of these moneys if the individual does not fulfil the conditions of (i) and (ii) above.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the CBCA.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Number	Exhibit

4.1	Canopy Growth Corporation Amended and Restated Omnibus Incentive Plan

4.2	Canopy Growth Corporation Employee Stock Purchase Plan

5.1	Opinion of LaBarge Weinstein LLP

23.1	Consent of LaBarge Weinstein LLP (Included in Exhibit 5.1)

23.2	Consent of Deloitte LLP

Item 9.	Undertakings.

(a)    The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Exhibit

4.1	Canopy Growth Corporation Amended and Restated Omnibus Incentive Plan

4.2	Canopy Growth Corporation Employee Stock Purchase Plan

5.1	Opinion of LaBarge Weinstein LLP

23.1	Consent of LaBarge Weinstein LLP (Included in Exhibit 5.1)

23.2	Consent of Deloitte LLP

24.1	Power of Attorney (See Signature Pages)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 24, 2019

CANOPY GROWTH CORPORATION

/s/ Tim Saunders
Name:	Tim Saunders
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Tim Saunders and Bruce Linton as his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bruce Linton	Chairman and Chief Executive Officer (Principal Executive Officer)	January 24, 2019
Bruce Linton

/s/ Tim Saunders	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 24, 2019
Tim Saunders

/s/ John K. Bell	Lead Independent Director	January 24, 2019
John K. Bell

/s/ Peter Stringham	Director	January 24, 2019
Peter Stringham

/s/ William Newlands	Director	January 24, 2019
William Newlands

/s/ David Klein	Director	January 24, 2019
David Klein

/s/ Judy Schmeling	Director	January 24, 2019
Judy Schmeling

/s/ Robert L. Hanson	Director	January 24, 2019
Robert L. Hanson

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

/s/ Donald J. Puglisi	January 24, 2019
Donald J. Puglisi, Puglisi & Associates Authorized Representative in the United States